UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2009

Lihua International, Inc..
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On October 20, 2009, the Board of Directors (the “Board”) of Lihua International, Inc. (the “Company”) by unanimous written consent appointed Kelvin Siu Ki LAU to serve as an independent director of the Company.  The Board determined that Mr. Lau was an “independent director” as that term is defined and determined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC (the “Nasdaq Marketplace Rules”) and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.  The Board also determined that that Mr. Lau meets the requirements for service on the audit committee as set forth in Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules.  Accordingly, the Board appointed Mr. Lau to serve on the Audit, Nominating and Corporate Governance and Compensation Committees of the Board.

Mr. Lau has more than 20 years of experience in investment banking and the finance industry. Mr. Lau is currently Managing Director of Capital Markets & Corporate Finance at Mizuho Securities Asia Limited, a Japanese investment bank and securities company, where he leads the structuring and execution of equity and equity-linked capital market transactions and financial advisory activities for Greater China. From May 1997 through mid-November 2008, he worked in the Hong Kong investment banking units of Singapore based DBS Banking group, where he was Managing Director since April 2002 and supervised the origination, structuring and execution of equity capital markets and corporate finance transactions in North Asia. He was Director at the investment banking unit of Frence banking group, Credit Agricole Indoseuz during March 1993 and May 1997. Mr. Lau is a fellow member of the Chartered Association of Certified Accountants of the United Kingdom and a member of the Hong Kong Institute of Certified Public Accountants. He holds a Bachelor of Science Degree in Economics from University of London.

Pursuant to an agreement dated as of October 20, 2009 by and between the Company and Mr. Lau, Mr. Lau will receive an annual base fee of $25,000, paid quarterly, for his services as a member of the Board and an annual fee of $5,000, paid quarterly, as long as he remains on the Audit Committee of the Board.  Mr. Lau will receive a fee of $1,000 for each board meeting that he attends by telephone and a fee of (i) $1,500 for each Board meeting that he attends that is held in China or (ii) $5,000 for each Board meeting that he attends that is held outside of China.  Mr. Lau will be reimbursed for out-of-pocket expenses incurred when attending Board, committee or stockholder meetings, or executive sessions of independent directors.  Pursuant to the agreement, on October 20, 2009, Mr. Lau was awarded a 10-year option to purchase 20,000 shares of common stock of the Company at an exercise price of $8.24, the closing price the Company’s commons tock on October 20, 2009.  Such option vests quarterly at the end of each such three-month period.

Mr. Lau has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Lau had, or will have, a direct or indirect material interest.

Item 8.01    Other Events.

On October 23, 2009 the Company issued a press release announcing the appointment of Mr. Lau as a member of the Audit, Nominating and Corporate Governance and Compensation Committees of the Board.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement of Siu Ki Lau
99.1	Press Release dated October 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2009	Lihua International, Inc.

	By:	/s/ Jianhua Zhu
		Name:	Jianhua Zhu
		Title:	Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
10.1	Independent Director Agreement of Siu Ki Lau
99.1	Press Release dated October 23, 2009